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                                   Exhibit 11
                                ADE CORPORATION
           Statements Regarding Computation of Net Income Per Share
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                                            Three months ended
                                                 July 31,
                                         ------------------------
                                             1996        1995
                                             ----        ----
                                                (unaudited)

Net income                               $2,454,000    $1,330,000
                                         ==========    ==========

Weighted average common and
 common equivalent shares outstanding
 during the period                        8,043,000     5,825,000

Shares issuable pursuant to Staff
 Accounting  Bulletin No. 83 (SAB 83)
 using treasury stock method                     --       164,000
                                         ----------    ----------

Shares used in computation                8,043,000     5,989,000
                                         ==========    ==========

Net income per share                     $     0.31    $     0.22
                                         ==========    ==========

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